Exhibit 99

News Release

MEADWESTVACO CORPORATION

One High Ridge Park

Stamford Connecticut 06905

Media contact:	Investor Relations contacts: contacts:
Robert G. Crockett	Mark F. Pomerleau	Kathleen Weiss
tel 203 461 7583	tel 203 461 7616	tel 203 461 7543

MeadWestvaco to Close Folding Carton Plants in Richmond, Virginia, and Cleveland, Tennessee

STAMFORD, CONN., April 7, 2003 - MeadWestvaco Corporation (NYSE:MWV) announced today that it will close its folding carton plants in Richmond, Va., and Cleveland, Tenn., by the end of June. The plants convert paperboard into printed packaging for consumer products using the gravure printing process and are part of MeadWestvaco's packaging business.

"The decision to close these facilities is consistent with our strategy to focus on value-added packaging segments while delivering our customers the best quality, service and value from our network of manufacturing operations," said Rita V. Foley, president of MeadWestvaco's Consumer Packaging Group. "This decision was reached after careful consideration, and it's important to recognize the valuable contributions these employees made to our company for many years."

These plant closings will result in MeadWestvaco incurring a pretax charge of approximately $9 million which will be taken in the first quarter. This charge is primarily associated with employee restructuring benefits and asset writedowns.

The Richmond plant employs approximately 320 people, and the Cleveland facility employs approximately 135. MeadWestvaco's corporate operations in Richmond will not be affected by this decision.

The Richmond gravure operations were acquired by the former Westvaco Corporation from the Virginia Folding Box Company in 1957. Westvaco began operation of the Cleveland facility in 1976. Westvaco merged with The Mead Corporation in 2002 to form MeadWestvaco Corporation.

MeadWestvaco's Consumer Packaging Group is a leading global supplier of packaging for the media and entertainment, pharmaceutical and healthcare, and cosmetics and consumer products markets. MeadWestvaco Corporation, headquartered in Stamford, Conn., is a leading global producer of packaging, coated and specialty papers, consumer and office products, and specialty chemicals. Among the principal markets it serves are the automotive, beverage, consumer products, healthcare, media and entertainment, and publishing industries. The company operates in 29 countries and serves customers in nearly 100 nations. Its highly recognized consumer and office brands include AT-A-GLANCE®, Cambridge®, Columbian®, Five-Star®, and Mead®. MeadWestvaco manages strategically located forestlands according to stringent environmental standards and in conformity with the Sustainable Forestry Initiative® program. For more information, visit www.meadwestvaco.com .

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of MeadWestvaco to continue to realize anticipated cost savings and to integrate successfully; competitive pricing for the company's products; changes in raw materials pricing; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the United States and international economies; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; adverse results in current or future litigation, currency movements and other risk factors discussed in the company's Annual Report on Form 10-K for the year ended December 31, 2002 and in other filings made from time to time with the SEC. MeadWestvaco undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in the company's reports filed with the SEC.